UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2017

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of LendingTree, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Fourth Amended and Restated LendingTree, Inc. 2008 Stock and Annual Incentive Plan (the “Stock Plan”), which amendment and restatement became effective upon such approval. A description of the amendments approved, and of the Stock Plan as a whole, was included in the Company’s 2017 Proxy Statement prepared for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2017, under the heading “Proposal 5 - Amendment and Restatement of the Fourth Amended and Restated LendingTree, Inc. 2008 Stock and Annual Incentive Plan.” Such description of the amendments and of the Stock Plan as a whole are incorporated by reference into this Item 5.02 of this report.

Item 5.07.                   Submission of Matters to a Vote of Security Holders

On June 14, 2017, the Company held its Annual Meeting. The holders of an aggregate of 11,903,561 shares of the Company’s common stock were entitled to vote at the Annual Meeting and a total of 11,445,070 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy. The stockholders considered and voted on six proposals submitted for stockholder vote, each of which is described in detail in the Company’s 2017 proxy statement prepared for the Annual Meeting.

The following are the voting results on each matter submitted for stockholder vote at the Annual Meeting.

Proposal 1. Election of Directors

The following nominees for election to the board of directors were elected, each for a one-year term or until their successor has been duly elected and qualified:

	For	Withheld	Broker Non-Votes
Thomas Davidson	10,370,503	74,628	999,939
Neal Dermer	10,082,229	362,902	999,939
Robin Henderson	10,082,188	362,943	999,939
Peter Horan	10,068,786	376,345	999,939
Douglas Lebda	10,075,933	369,198	999,939
Steven Ozonian	9,853,449	591,682	999,939
Saras Sarasvathy	9,853,218	591,913	999,939
G. Kennedy Thompson	10,357,037	88,094	999,939
Craig Troyer	9,774,770	670,361	999,939

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The board of directors’ proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year was approved based on the following votes:

For	Against	Abstentions
11,249,785	96,057	99,228

Proposal 3. Advisory (Non-Binding) Vote Approving the Compensation of our Named Executive Officers.

The board of directors’ proposal for stockholders to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for 2016 was approved based on the following votes:

For	Against	Abstentions
9,920,646	424,146	100,339

Proposal 4. Advisory (Non-Binding) Vote on the Frequency of Future Say on Pay Votes.

The board of directors’ proposal for stockholders to provide an advisory (non-binding) vote on the frequency of future Say on Pay votes was voted in favor of a frequency of every three years on the following votes:

Annually	Two Years	Three Years	Abstentions
3,929,032	1,775	6,404,864	109,460

Proposal 5. Amendment and Restatement of the Fourth Amended and Restated LendingTree, Inc. 2008 Stock and Annual Incentive Plan.

The board of directors’ proposal to amend and restate the Fourth Amended and Restated LendingTree, Inc. 2008 Stock and Annual Incentive Plan was approved based on the following votes:

For	Against	Abstentions
6,275,890	3,985,104	184,137

Proposal 6. Stockholder Proposal Recommending Adoption of Majority Vote Standard for Election of Directors.

The stockholder proposal to recommend (on an advisory basis) adoption of a majority vote standard for the election of directors was approved based on the following votes:

For	Against	Abstentions
5,218,752	5,112,138	114,241

Item 8.01.                   Other Information

Acquisition of DepositAccounts

On June 14, 2017, LendingTree, LLC (“Buyer”), a wholly-owned subsidiary of the Company, acquired substantially all of the assets of Deposits Online, LLC, a Delaware limited liability company, which does business under the name DepositAccounts.com (“DepositAccounts”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated June 14, 2017, by and between Buyer and DepositAccounts. This acquisition was completed in the ordinary course of the Company’s business. DepositAccounts.com, a leading consumer-facing media property in the depository industry, is one of the most comprehensive sources of depository deals and analysis on the Web, covering all major deposit product categories through editorial content, programmatic rate tables and user-generated content.

Under the terms of the Purchase Agreement, Buyer paid $24 million of cash consideration for the assets of DepositAccounts at the closing of the transaction. Buyer deposited $2.4 million of such purchase price into an escrow account to secure the indemnification obligations of DepositAccounts pursuant to the Purchase Agreement. Additionally, at the closing, Buyer received guarantees from each owner (direct and indirect) of DepositAccounts pursuant to which each such person guaranteed, on a several and not joint basis, the indemnification obligations of DepositAccounts under the Purchase Agreement, subject to the terms and limitations thereof.

Pursuant to the Purchase Agreement, DepositAccounts is also eligible to receive (i) up to seven payments of $1 million each based on certain events and milestones during the period commencing on the closing date and ending on June 30, 2020 and (ii) a one-time performance payment of up to $2 million based on the net revenue generated by Buyer from the advertising, promotion or marketing of deposit products during the period of January 1, 2018 through December 31, 2018. These additional payments, to the extent earned, will be payable in cash.

On June 15, 2017, the Company issued a press release announcing the acquisition of DepositAccounts. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2017

LENDINGTREE, INC.

	By:	/s/ Gabriel Dalporto
Gabriel Dalporto
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 15, 2017.